Exhibit 99.1

                                                  [GRAPHIC OMITTED:   SPX LOGO]


Contact:  Jeremy W. Smeltser (Investors)
          704-752-4478
          E-mail:  investor@spx.com

          Tina Betlejewski (Media)
          704-752-4454
          E-mail: spx@spx.com


    SPX CORPORATION ANNOUNCES PRICING OF ITS CASH TENDER OFFERS FOR ITS
       6 1/4% SENIOR NOTES DUE 2011 AND 7 1/2% SENIOR NOTES DUE 2013

     CHARLOTTE, NC - March 16, 2005 - SPX Corporation (NYSE: SPW), today announced the total consideration for its tender offers for its 7 1/2% Senior Notes due 2013 (the "7 1/2% Senior Notes") and for its 6 1/4% Senior Notes due 2011 (the "6 1/4% Senior Notes") (collectively the "Notes"). The offer expires at 5:00 p.m., New York City time on March 18, 2005. SPX will pay the total consideration and accrued and unpaid interest from the last interest payment date to, but not including, the settlement date, for the Notes accepted pursuant to the offer. The total consideration includes a consent payment of $30 per $1,000 principal amount of Notes accepted pursuant to the offer. As of 5:00 p.m., New York City time on March 16, 2005, approximately 67.04% of the 6 1/4% Senior Notes and approximately 79.31% of the 7 1/2% Senior Notes had tendered into the offer, which would represent receipt of the requisite consents for each of the 6 1/4% Senior Notes and the 7 1/2% Senior Notes, upon the closing of the offer.

     SPX expects to pay for the accepted notes on March 21, 2005. The table below sets forth the relevant pricing information for the Notes assuming a payment date of March 21, 2005:

                                     Bloom-berg                     Tender
   Title of          Reference       Reference  Fixed   Reference   Offer        Total        Consent
   Security          Security          Page    Spread     Yield     Yield    Consideration    Payment
--------------   ----------------   ---------- ------   ---------  ------- ---------------- -----------
6 1/4%  Senior   5% U.S. Treasury      PX6      62.5     4.263%    4.888%     $1,072.34     $30.00
Notes due 2011   due February 15,
                 2011

7 1/2% Senior    3% U.S. Treasury      PX5      62.5     3.871%    4.496%     $1,110.67     $30.00
Notes due 2013   due November 15,
                 2007


     The total consideration was calculated in the manner described in the Supplement dated February 18, 2005 (the "Supplement") to the Offer to Purchase and Consent Solicitation Statement dated February 4, 2005 (the "Offer to Purchase"), subject to the terms and conditions set forth in the Offer to Purchase at 2:00 p.m., New York City time, on March 16, 2005.

     J.P. Morgan Securities Inc. is the Lead Dealer Manager for the offers and Lead Solicitation Agent for the consent solicitations and can be contacted at (212) 834-3424 (collect) or (866) 834-4666 (toll free). Global Bondholder Services Corporation is the Information Agent and can be contacted at (212) 430-3774 (collect) or (866) 387-1500 (toll free).

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY. IT IS NOT INTENDED AS AN OFFER OR SOLICITATION FOR THE PURCHASE OR SALE OF ANY FINANCIAL INSTRUMENT OR AS AN OFFICIAL CONFIRMATION OF ANY TRANSACTION. ANY COMMENTS OR STATEMENTS MADE HEREIN DO NOT NECESSARILY REFLECT THOSE OF J.P. MORGAN SECURITIES INC., MITSUBISHI SECURITIES (USA), INC., SCOTIA CAPITAL
(USA) INC., GLOBAL BONDHOLDER SERVICES CORPORATION, OR THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on March 16, 2005.

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